Exhibit 99.1
Copart, Inc.
Copart, Inc. Announces Senior Leadership Appointments:
Chief Operating Officer, Chief Marketing and Product Officer, and Chief Financial Officer
DALLAS (October 5, 2020) - Copart, Inc. (NASDAQ:CPRT) is pleased to announce the appointment of three new members to its senior executive leadership team: Chief Operating Officer Steve Powers, Chief Marketing and Product Officer Scott Booker, and Chief Financial Officer John North. All three executives will work from Copart’s global headquarters in Dallas, Texas and will report to Copart President Jeff Liaw.

Steve Powers, Chief Operating Officer
Steve Powers, previously Copart’s Eastern Division VP of Operations, was recently promoted to become Copart’s COO. Steve leads Copart’s operations team, consisting of over 5,000 employees across more than 200 locations, optimizing processes and technology to ensure excellent service for Copart’s customers and members.

Following more than 15 years with New England Recovery (NER), Steve Powers joined Copart in 1995 when the company acquired NER. He has served as Copart’s VP of Operations since 2010, and succeeds Sean Eldridge as COO, who recently retired after a 30-year career with the company.

Scott Booker, Chief Marketing and Product Officer
Scott Booker joined Copart as CMO and CPO. Scott leads Copart’s efforts to recruit, retain, empower, and serve the company’s global member network via robust and strategic web, promotional, public relations, creative and international marketing campaigns. In his product leadership role, Scott is responsible for evaluating, building, and enhancing Copart’s product portfolio.

Booker has extensive prior experience as a senior marketing and product leader with established technology companies and start-ups alike. He previously served as President of Hotels.com and CEO of Healthgrades, among other senior leadership positions with Internet marketplace enterprises.

John North, Chief Financial Officer
John North joins Copart as CFO. North will lead Copart’s finance and accounting functions to help enable the company’s ongoing profitable growth.

North has extensive public company experience in related industries. Most recently, North served as the CFO of Avis Budget Group, a Fortune 500 global vehicle rental company. Prior to serving as Avis CFO, he spent 17 years in various leadership positions at Lithia Motors, a Fortune 500 automotive retailer, including as CFO and Chief Accounting Officer.

Jeff Liaw said: “I’m delighted to appoint these three exceptional leaders to their new positions. Steve Powers has served Copart and its predecessor companies for almost 40 years and brings unmatched experience and insight to our operations. He is a respected leader, among our own team as well as with our customers and members. We also extend our gratitude to Sean Eldridge, who has recently retired after his own exceptional 30-year journey with Copart.”

He added: “I’m equally excited about appointing Scott and John to their new positions. Scott brings extensive experience in the highly competitive travel marketplace business to help shape our future as we continue to build and enhance our global platform. John likewise brings relevant experience to his new role as CFO, most recently serving as global CFO of a complex vehicle rental business, as well as his many years serving as CFO of a high-growth automotive retailer. For both Scott and John, their functional experience in complex global businesses, combined with their analytical rigor and leadership skills, will help enable us to achieve our growth ambitions.”
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. The company offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, and individual owners. With operations at over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), the Republic of Ireland (Copart.ie), Brazil (Copart.com.br), Germany (Copart.de), the United Arab Emirates, Oman and Bahrain

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

(Copartmea.com), Spain (Copart.es), and Finland (AVK.fi). For more information, or to become a Member, visit Copart.com/Register.

Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000